UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  October 18, 2010

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 18, 2010, Sport Chalet, Inc. and certain of its subsidiaries (collectively, the "Company") entered into the Second Amended and Restated Loan and Security Agreement (the "Second Agreement") dated as of October 18, 2010 with Bank of America, N.A. (the "Bank") as agent for the lenders under that certain Amended and Restated Loan and Security Agreement, as amended, dated as of June 20, 2008 (the “Loan Agreement”).

Under the terms of the Second Agreement, the Company’s existing bank credit facility has been amended and restated as follows: (i) the maximum amount that the Company can borrow (the “Line Amount”) has been increased to $65.0 million from $45.0 million ($55.0 million including a $10.0 million special advance facility that terminated on October 1, 2010), from January 1st of each year through August 31st of each year, while the seasonal revolver limits remain unchanged at $70.0 million, from September 1st of each year through December 31st of each year, subject to availability based on eligible accounts receivable and inventory, (ii) the interest rate has been decreased from the Bank's prime rate plus 2.0% or LIBOR plus 4.5% to prime rate plus 1.75% or LIBOR plus 2.75%, at the Company’s option, (iii) the $5.35 million minimum EBITDA (measured monthly on a trailing 12-month basis) has been revised to increase by $0.5 million in December and June of each year beginning in 2011, until 2014 when it reaches $9.35 million, but the revised covenant would only apply if the Company’s availability falls below the greater of (x) $5.0 million and (y) 10% of the Line Amount (presently $70.0 million) or the borrowing base, whichever is less, and (iv) the expiration date has been extended to October 2014.

The foregoing summary is qualified in its entirety by reference to the copy of the Second Agreement which is attached as Exhibit 99.1 to this Report and is incorporated herein by this reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2010, the Company entered into the Second Agreement described in Item 1.01 above, which description is incorporated in this Item 2.03 by this reference.

Item 7.01                      Regulation FD Disclosure.

On October 21, 2010, the Company issued a press release announcing that it has entered into the Second Agreement described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by this reference.

The information furnished in Item 7.01 of this Report, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.  The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the exhibits to this Report, the matters set forth therein are forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Those risks include, among other things, the negative effect of the economic downturn on the Company's sales, limitations on borrowing under the Company's bank credit facility, the Company's ability to reduce operating expenses and control costs, the competitive environment in the sporting goods industry in general and in the Company's specific market areas, inflation, the challenge of maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as the date of the respective exhibit.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Second Amended and Restated Loan and Security Agreement dated as of October 18, 2010.

99.2	Press release dated October 21, 2010, entitled: "Sport Chalet Signs New Credit Facility, Advances Business Strategy."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT CHALET, INC.

Date: October 21, 2010	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Second Amended and Restated Loan and Security Agreement dated as of October 18, 2010.

99.2	Press release dated October 21, 2010, entitled: "Sport Chalet Signs New Credit Facility, Advances Business Strategy."